UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2023

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 13, 2023, Phunware, Inc. (the “Company,” "we," "us," or "our") received a notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) because the bid price of our common stock on the Nasdaq Capital Market had closed below $1.00 per share for the previous 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, or until October 10, 2023, to regain compliance with the Bid Price Requirement. On October 10, 2023, we submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Bid Price Requirement, and on October 12, 2023, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to April 8, 2024, to regain compliance with the Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

On December 21, 2023, the Company received a letter from Nasdaq notifying the Company that, as of December 20, 2023, the Company's common stock had a closing bid price of $0.10 or less for ten consecutive trading days and that, consistent with Nasdaq Listing Rule 5810(c)(3)(A)(iii), the Nasdaq had determined to delist the Company's common stock from the Nasdaq Capital Market. The notice further provides that the Company has until December 28, 2023 to appeal the Nasdaq's decision to delist the Company's common stock.

On December 22, 2023, the Company submitted a request for a hearing before the Nasdaq Hearings Panel (the "Panel") to appeal the Nasdaq's delisting determination. The Company is awaiting a determination from Nasdaq as to whether a hearing has been granted and, if so, the date of the hearing. The Company's common stock will continue to trade on the Nasdaq Capital Market under the symbol "PHUN" pending the ultimate conclusion of the appeal process. There can be no assurance that the Company will be granted a hearing, a favorable decision will be obtained from the Panel at the hearing or that the Company will be in compliance with other Nasdaq Listing Rules.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 20, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The following matters were submitted to a vote of the Company’s stockholders at the 2023 Annual Meeting: (i) the election of one Class II director to serve until the Company’s 2026 Annual Meeting of Stockholders or until his successor are duly elected and qualified; (ii) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) to approve a proposed amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio ranging from 1-for-10 shares up to a ratio of 1-for-50 shares, which ratio will be selected by our Board and set forth in a public announcement; (iv) to approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company's common stock to Streeterville Capital, LLC upon the conversion of an amended promissory note; and (v) to approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company's common stock to Lincoln Park Capital Fund, LLC ("Lincoln Park") pursuant to a stock purchase agreement between the Company and Lincoln Park. The proposals are described in detail in the Company’s definitive proxy statement for the 2023 Annual Meeting, filed with the Securities and Exchange Commission on November 7, 2023 (the “Definitive Proxy Statement”). Each of the matters submitted to a vote of the Company’s stockholders at the 2023 Annual Meeting was approved by the requisite vote of the Company’s stockholders. Set forth below is the number of votes cast for, against, or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

Nominee	For	Against	Withheld/ Abstentions	Broker Non-Votes
Ryan Costello	17,156,790	0	4,582,489	34,731,511

Biographical information for members of our Board can be found in our Definitive Proxy Statement.

Proposal	For	Against	Withheld/ Abstentions	Broker Non-Votes
Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	50,295,042	5,246,129	929,619	0
Approval of a proposed amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio ranging from 1-for-10 shares up to a ratio of 1-for-50 shares	37,866,326	18,428,100	176,364	0
Approval, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company's common stock to Streeterville Capital, LLC upon the conversion of an amended promissory note	16,208,734	4,935,676	594,869	34,731,511
Approval, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company's common stock to Lincoln Park Capital Fund, LLC pursuant to a stock purchase agreement between the Company and Lincoln Park	16,303,977	4,357,937	1,077,365	34,731,511
No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2023	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer